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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements of The Rouse Company on Form S-3 (File Nos. 2-78898, 2-95596, 33-52458, 33-57707 and 333-67137), Form S-8 (File Nos. 2-83612, 33-56231, 33-56233, 33-56235, 333-32277 and 333-72256) and Form S-4 (File No. 333-01693) of our report dated May 30, 2002, with respect to the consolidated statement of income and certain expenses of Kravco Investments, L.P. for the year ended December 31, 2001, included in the Current Report on Form 8-K/A of The Rouse Company dated July 19, 2002, filed with the Securities and Exchange Commission.

                      Ernst & Young LLP

Philadelphia, Pennsylvania
July 18, 2002

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  Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS